SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of
1934 (Amendment No. 1)

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                           LaSalle Hotel Properties
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               (Name of Registrant as Specified In Its Charter)


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Notes:




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                           LaSalle Hotel Properties.
                        4800 Montgomery Lane, Suite M25
                           Bethesda, Maryland 20814




                                                         April 10, 2001


To the Shareholder:

         In the Proxy Statement dated March 31, 2001 relating to our upcoming Annual Meeting to be held on May 16, 2001, previously distributed to you, there was an inadvertent error in Proposal 3 (Approval of the Amended 1998 Share Option and Incentive Plan, as Amended). The Proxy Statement, as previously distributed, indicated that the 1998 Share Option and Incentive Plan was to be amended so as to increase the minimum number of shares that may be issued to any one employee from 100,000 shares to 500,000 shares and increase the aggregate number of shares that may be issued under the plan from 1,500,000 shares to 1,900,000 shares. The actual proposal, as approved by the Board of Trustees, provided for the increase of the "maximum" number of shares that may be issued to any one employee from 100,000 shares to 500,000 shares, rather than an increase of the "minimum".

         We apologize for any inconvenience this may have caused you and have attached a copy of the corrected Proposal 3 to this letter.

         A shareholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. We have included a new proxy card for your convenience to be used only in the event that you wish to change your vote. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.


                                         Very truly yours,

                                         /s/ Hans S. Weger

                                         Hans S. Weger
                                         Secretary

                           LaSalle Hotel Properties.
                        4800 Montgomery Lane, Suite M25
                           Bethesda, Maryland 20814


                          PROPOSAL 3: APPROVAL OF THE
           AMENDED 1998 SHARE OPTION AND INCENTIVE PLAN, AS AMENDED

         The Company's 1998 Share Option and Incentive Plan, as amended ("1998 Share Option and Incentive Plan") was adopted at the time of the IPO in order to provide a means for the Company to implement its long-term incentive program for executive officers and trustees, as well as to provide incentives for other officers and employees of the Advisor. The Company's objective in providing these incentives is to attract, retain and motivate talented people that will maximize shareholder value. The 1998 Share Option and Incentive Plan remained in effect after the termination of the Advisory Agreement and will be used to reward the direct employees of the Company in the future.

         In order to ensure that the Company can continue the broad-based application of its long-term incentive program, the Board of Trustees has amended the 1998 Share Option and Incentive Plan. The 1998 Share Option and Incentive Plan, as amended, increases the maximum number of shares that may be issued to any one employee from 100,000 shares to 500,000 shares and increases the aggregate number of shares that may be issued under the plan from 1,500,000 shares to 1,900,000 shares. The 1998 Share Option and Incentive Plan, as amended, is otherwise the same.

         The following is a description of the Amended 1998 Stock Option and Incentive Plan:

         The Amended 1998 Share Option and Incentive Plan authorizes (i) the grant of share options that qualify as incentive stock options under Section 422 of the Code ("ISOs"), (ii) the grant of share options that do not so qualify ("NQSQs"), (iii) the grant of share options in lieu of cash Trustees' fees and employee bonuses, and (iv) grants of shares, in lieu of cash compensation. The exercise price of stock options is determined by the Compensation, Contract and Governance Committee, but may not be less than 100% of the fair market value of the Common Shares on the date of grant in the case of ISO's; provided that, in the case of grants of NQSQs granted in lieu of cash Trustees' fees and employee bonuses, the exercise price may not be less than 50% of the fair market value of the shares on the date of grant.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED 1998 STOCK OPTION AND INCENTIVE PLAN. The following is a brief summary of the principal Federal income tax consequences of awards under the Amended 1998 Stock Option and Incentive Plan. The summary is based upon current Federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

         A participant is not subject to Federal income tax either at the time of grant or at the time of exercise of an ISO. However, upon exercise, the difference between the fair market value of the Common Shares and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of Common Shares acquired through the exercise of an ISO in a "disqualifying disposition" (i.e., no disposition occurs within two years from the date of grant of the share option nor within one year of the transfer of the shares to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such shares, and such gain will be taxable as gain from the sale of a capital asset.

         The Company will not receive any tax deduction on the exercise of an ISO or, if the above holding period requirements are met, on the sale of the underlying Common Shares. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the Common Shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

         If NQSQs are granted to a participant, there are no Federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the Common Shares on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

         The Board of Trustees Recommends a vote for the approval of the amendment to the 1998 Stock Option and Incentive Plan, as amended.

         All capitalized terms not defined herein shall have the meanings ascribed to them in the Proxy Statement, dated March 31, 2001.